FutureFuel Releases First Quarter 2020 Results

FutureFuel First Quarter Net Income of $19.0 Million

Reports Net Income of $19.0 Million or $0.44 per Diluted Share, and Adjusted EBITDA of $10.2 Million

CLAYTON, Mo., May 8, 2020 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the first quarter ended March 31, 2020.

First quarter 2020 Financial Highlights (all comparisons are with the first quarter of 2019)

●	Revenues were $53.1 million, up 9.4% from $48.5 million
●	Adjusted EBITDA was $10.2 million, up 87.9% from $5.4 million
●	Net income increased to $19.0 million, or $0.44 per diluted share, from $5.5 million, or $0.13 per diluted share.

“Our first quarter earnings reflected the impact of the reinstated Biodiesel Blenders’ Tax Credit and encouraging seasonal demand within our Chemicals segment.

Since the onset of the COVID-19 pandemic, we have continued to operate our Batesville, Arkansas manufacturing site as part of the nation’s critical infrastructure. Our people have been magnificent during this period and our priority has been to protect their well-being and support our customers and suppliers. In addition to this, the unprecedented decline in energy prices is also impacting demand, at least in the short term, among our customers in the energy markets.

Uncertainty is the key challenge that we face and FutureFuel is well positioned both financially and structurally to respond with the agility, flexibility and creativity that will be needed in the months ahead,” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

“The strength of our balance sheet allowed us to declare a special dividend to our stockholders and still remain in a robust position moving into what is sure to be a turbulent year ahead,” said Rose Sparks, Chief Financial Officer for FutureFuel Corp.

2020 Cash Dividends

In the first three months of 2020, FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock. In the three months ended March 31, 2020, we also declared a special cash dividend of $3.00 per share paid in April. The remaining quarterly dividends of $0.06 per share will be paid in June, September, and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended March 31,
			Dollar	%
	2020	2019	Change	Change
Revenue	$53,082	$48,501	$4,581	9.4%
Income from operations	$13,979	$1,211	$12,768	1054.3%
Net income	$19,043	$5,499	$13,544	246.3%
Earnings per common share:
Basic	$0.44	$0.13	$0.31	238.5%
Diluted	$0.44	$0.13	$0.31	238.5%
Capital expenditures (net of customer reimbursements)	$1,287	$423	$864	204.3%
Adjusted EBITDA	$10,177	$5,415	$4,762	87.9%

Financial and Business Summary

Consolidated sales revenue in the three months ended March 31, 2020 increased $4,581 compared to the three months ended March 31, 2019. This increase primarily resulted from increased sales volumes in the biofuels segment that were partially offset by decreased prices of biodiesel as compared to the prior year three month period. Global fuel markets were impacted by reduced demand for oil caused by the economic impact of the COVID-19 pandemic and a lack of support by oil producing nations to cut supply. These factors resulted in significant declines in petroleum and biodiesel oil prices.

Income from operations in the three months ended March 31, 2020 increased $12,768 compared to the three months ended March 31, 2019. This increase primarily resulted from: i) the blenders’ tax credit (“BTC”) being in effect for the current period verses not being in effect in the prior three-month period; and ii) the change in the unrealized and realized activity in derivative instruments with a gain of $6,857 in the three months ended March 31, 2020 as compared to a loss of $1,476 in the three months ended March 31, 2019. Also benefiting gross profit in both the three months ended March 31, 2020 and 2019 was the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment increased gross profit by $1,319 and $1,637, respectively.

Net Income

Net income for the three months ended March 31, 2020 increased $13,544 as compared to the same period in 2019. This increase resulted primarily from biodiesel tax credits and incentives that were in effect in the three months ended March 31, 2020 that were not in effect for 2019 (see Note 2 to our consolidated financial statements) and tax benefits in effect in the first quarter of 2020 not in effect for the same period in 2019 (see Note 11 to our consolidated financial statements). Partially offsetting this increase was the unrealized loss on equity securities.

Capital Expenditures

Capital expenditures were $1,608 in the first three months of 2020, compared with $2,246 in the same period in 2019. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Three Months Ended March 31,
	2020	2019
Cash paid for capital expenditures	$1,608	$2,246
Cash received from customers as reimbursement of capital expenditures	$(321)	$(1,823)
Cash paid for capital expenditures, net of reimbursements	$1,287	$423

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $307,746 as of March 31, 2020, compared with $316,951 as of December 31, 2019.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, including, but not limited to the COVID-19 pandemic and the response thereto, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2019 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$248,102	$243,331
Accounts receivable, inclusive of the blenders' tax credit of $108,599 and $97,295 at March 31, 2020 and December 31, 2019, respectively, and net of allowances for bad debt of $33 and $0 at March 31, 2020 and December 31, 2019, respectively	128,482	114,866
Inventory	41,451	37,573
Marketable securities	59,644	73,620
Other current assets	25,032	11,499
Total current assets	502,733	480,889
Property, plant and equipment, net	96,946	98,597
Other assets	7,221	7,019
Total noncurrent assets	104,167	105,616
Total Assets	$606,878	$586,505
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $41,440 and $39,423	$63,896	$62,554
Dividends payable	139,104	10,498
Other current liabilities	10,695	9,711
Total current liabilities	213,695	82,763
Deferred revenue – long-term	23,360	21,291
Other noncurrent liabilities	15,188	15,353
Total noncurrent liabilities	38,548	36,644
Total liabilities	252,243	119,407
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,743,243, issued and outstanding at March 31, 2020 and December 31, 2019	4	4
Accumulated other comprehensive income	(17)	296
Additional paid in capital	282,215	282,166
Retained earnings	72,433	184,632
Total Stockholders’ Equity	354,635	467,098
Total Liabilities and Stockholders’ Equity	$606,878	$586,505

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$53,082	$48,501
Cost of goods sold and distribution	36,683	45,239
Gross profit	16,399	3,262
Selling, general, and administrative expenses	1,585	1,345
Research and development expenses	835	706
	2,420	2,051
Income from operations	13,979	1,211
Other income and expense, net	(8,148)	5,246
Income before income taxes	5,831	6,457
Income tax (benefit) provision	(13,212)	958
Net income	$19,043	$5,499

Earnings per common share
Basic	$0.44	$0.13
Diluted	$0.44	$0.13
Weighted average shares outstanding
Basic	43,743,243	43,743,243
Diluted	43,743,243	43,748,974

Comprehensive Income
Net income	$19,043	$5,499
Other comprehensive (loss) income from unrealized net (loss) gain on available-for-sale debt securities	(397)	256
Income tax effect	84	(54)
Total other comprehensive (loss) income, net of tax	(313)	202
Comprehensive income	$18,730	$5,701

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2020 and 2019

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$19,043	$5,499
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	3,004	2,725
Amortization of deferred financing costs	36	36
Benefit for deferred income taxes	(22)	(415)
Change in fair value of equity securities	9,570	(3,008)
Change in fair value of derivative instruments	(1,874)	(286)
Loss on the sale of investments	489	80
Stock based compensation	49	-
Loss on disposal of property and equipment	2	3
Noncash interest expense	19	7
Changes in operating assets and liabilities:
Accounts receivable	(17,803)	(1,320)
Accounts receivable – related parties	4,175	1,720
Inventory	(3,878)	(13,926)
Income tax receivable	(13,587)	1,340
Prepaid expenses	171	384
Other assets	120	36
Accounts payable	2,360	3,634
Accounts payable – related parties	(815)	(619)
Accrued expenses and other current liabilities	2,192	807
Accrued expenses and other current liabilities – related parties	(64)	-
Deferred revenue	925	31
Other noncurrent liabilities	(78)	(17)
Net cash provided by (used in) operating activities	4,034	(3,289)
Cash flows from investing activities
Collateralization of derivative instruments	1,876	590
Purchase of marketable securities	(964)	(9,096)
Proceeds from the sale of marketable securities	4,484	7,709
Proceeds from the sale of property and equipment	50	5
Capital expenditures	(1,608)	(2,246)
Net cash provided by (used in) investing activities	3,838	(3,038)
Cash flows from financing activities
Deferred financing costs	(477)	-
Payment of dividends	(2,624)	(2,624)
Net cash used in financing activities	(3,101)	(2,624)
Net change in cash and cash equivalents	4,771	(8,951)
Cash and cash equivalents at beginning of period	243,331	214,972
Cash and cash equivalents at end of period	$248,102	$206,021

Cash paid for interest	$1	$-
Cash paid for income taxes	$453	$3
Noncash investing and financing activities:
Cash dividends declared, not paid	$131,230	$-
Noncash capital expenditures	$-	$210
Noncash operating leases	$-	$432

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended March 31,
	2020	2019
Net income	$19,043	$5,499
Depreciation	3,004	2,725
Non-cash stock-based compensation	49	-
Interest and dividend income	(1,967)	(2,362)
Non-cash interest expense and amortization of deferred financing costs	56	43
Losses on disposal of property and equipment	2	3
(Gain) loss on derivative instruments	(6,857)	1,476
Loss (gain) on marketable securities	10,059	(2,927)
Income tax (benefit) provision	(13,212)	958
Adjusted EBITDA	$10,177	$5,415

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$4,034	$(3,289)
Benefit for deferred income taxes	22	415
Interest and dividend income	(1,967)	(2,362)
Income tax (benefit) provision	(13,212)	958
(Gain) loss on derivative instruments	(6,857)	1,476
Change in fair value of derivative instruments	1,874	286
Change in operating assets and liabilities, net	26,282	7,930
Other	1	1
Adjusted EBITDA	$10,177	$5,415

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue
Custom chemicals	$23,760	$23,700
Performance chemicals	3,933	3,652
Chemicals revenue	$27,693	$27,352
Biofuels revenue	25,389	21,149
Total Revenue	$53,082	$48,501

Segment gross profit (loss)
Chemicals	$8,014	$7,309
Biofuels	8,385	(4,047)
Total gross profit	16,399	3,262

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com